As filed with the Securities and Exchange Commission on June 19, 2012.

Registration No. 333-180382

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Regional Management Corp.

(Exact name of registrant as specified in its charter)

Delaware	57-0847115
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

509 West Butler Road

Greenville, South Carolina 29607

Telephone: (864) 422-8011

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Regional Management Corp. 2007 Management Incentive Plan

Regional Management Corp. 2011 Stock Incentive Plan

(Full Titles of the Plans)

Thomas F. Fortin

Chief Executive Officer

Regional Management Corp.

509 West Butler Road

Greenville, South Carolina 29607

Telephone: (864) 422-8011

(Name and address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Joshua Ford Bonnie

Lesley Peng

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

On March 27, 2012, Regional Management Corp. (the “Company”) filed a Registration Statement on Form S-8, File No. 333-180382, for the registration of 1,987,412 shares of the Company’s common stock, par value $.10 per share, to be issued under the Regional Management Corp. 2007 Management Incentive Plan and the Regional Management Corp. 2011 Stock Incentive Plan (the “Original Registration Statement”). This Post-Effective Amendment No. 1 is being filed to correct a typographical error in the file number of the Company’s Prospectus incorporated by reference in Part II Item 3 of the Original Registration Statement. This Post-Effective Amendment No. 1 amends only Part II Item 3 and Part II Item 8 of the Original Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by Regional Management Corp. (the “Company”) pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Post-Effective Amendment No. 1 to the Original Registration Statement:

(a)	the Company’s Prospectus to be filed with the Commission pursuant to Rule 424(b) of the Securities Act, relating to the registration statement on Form S-1 (File No. 333-174245) (the “Form S-1”);

(b)	the Company’s registration statement on Form 8-A filed with the Commission pursuant to Section 12(b) of the Securities Act, relating to the Company’s common stock;

(c)	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012; and

(d)	the Company’s Current Reports on Form 8-K filed on April 2, 2012 and May 2, 2012 (other than information furnished pursuant to Item 2.02 of the Current Report on Form 8-K).

All documents that the Company subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Post-Effective Amendment No. 1 to the Original Registration Statement and prior to the filing of a post-effective amendment indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Post-Effective Amendment No. 1 to the Original Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Post-Effective Amendment No. 1 to the Original Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Post-Effective Amendment No. 1 to the Original Registration Statement.

Item 8.	Exhibits.

The following exhibits are filed as part of this Post-Effective Amendment No. 1 to the Original Registration Statement:

Exhibit Number	Description of Document

4.1	Form of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Form S-1)

4.2	Form of Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Form S-1)

5.1	Opinion of Simpson Thacher & Bartlett LLP*

10.1	Regional Management Corp. 2007 Management Incentive Plan (incorporated by reference to Exhibit 10.4 of the Form S-1)

10.2	Regional Management Corp. 2011 Stock Incentive Plan (incorporated by reference to Exhibit 10.5 of the Form S-1)

23.1	Consent of McGladrey LLP

23.2	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1)*

24.1	Power of Attorney*

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Original Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina on June 19, 2012.

REGIONAL MANAGEMENT CORP.

By:	/s/ Thomas F. Fortin
	Name:	Thomas F. Fortin
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Original Registration Statement has been signed by the following persons in the capacities indicated on June 19, 2012.

Signature	Title

*	Chairman of the Board of Directors
David Perez

Director
Roel C. Campos

*	Director
Richard T. Dell’Aquila

*	Director
Richard A. Godley

*	Director
Jared L. Johnson

Director
Alvaro G. de Molina

Director
Carlos Palomares

*	Director
Erik A. Scott

* Thomas F. Fortin	Chief Executive Officer (principal executive officer)

* Robert D. Barry	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)

*By:	/s/ Thomas F. Fortin
Attorney in Fact